November 2025

Preliminary Pricing Supplement No. 11,720

Registration Statement Nos. 333-275587; 333-275587-01

Dated October 29, 2025

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Assets

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due November 30, 2028

Fully and Unconditionally Guaranteed by Morgan Stanley

￭Linked to the iShares® Bitcoin Trust ETF (the “underlying”)

￭The securities offered are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. Unlike ordinary debt securities, the securities do not pay interest, do not guarantee the repayment of principal and are subject to potential automatic call prior to the maturity date upon the terms described below. The securities have the terms described in the accompanying product supplement for principal at risk securities and prospectus, as supplemented or modified by this document.

￭Automatic Call. The securities will be automatically called if the fund closing price of the underlying on the call date is greater than or equal to the starting price for a call payment equal to the face amount plus the call premium of at least 31.50% of the face amount (to be determined on the pricing date). No further payments will be made on the securities once they have been called.

￭Maturity Payment Amount. If the securities are not automatically called prior to maturity, you will receive at maturity a cash payment per security as follows:

￭If the ending price of the underlying is greater than the starting price, you will receive a maturity payment amount equal to the face amount plus a positive return equal to 150% of the percentage increase in the price of the underlying from the starting price.

￭If the ending price of the underlying is equal to or less than the starting price, but greater than or equal to 75% of the starting price, which we refer to as the threshold price, you will receive a maturity payment amount of $1,000 per $1,000 security.

￭If the ending price of the underlying is less than the threshold price, you will have full downside exposure to the decrease in the price of the underlying from its starting price, and you will lose more than 25%, and possibly all, of your initial investment.

￭The maturity payment amount may be significantly less than the face amount, and you could lose your entire investment.

￭The securities are for investors who are willing to risk their principal and forgo current income in exchange for the possibility of receiving a call payment greater than the face amount if the fund closing price of the underlying is greater than or equal to the starting price on the call date or maturity payment amount greater than the face amount if the ending price of the underlying is greater than the starting price on the calculation day.

￭Investors should be knowledgeable about the risks associated with cryptocurrencies and digital assets because the underlying seeks to reflect generally the performance of the price of bitcoin and therefore the securities involve significant risks in investments tracking cryptocurrencies. Bitcoin has historically exhibited high price volatility relative to more traditional asset classes and has experienced extreme volatility in recent periods and may continue to do so

￭If the securities are automatically called prior to maturity, investors will not participate in any appreciation of the underlying.

￭The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program

￭All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment

￭These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any assets included in the underlying.

The current estimated value of the securities is approximately $956.00 per security, or within $45.00 of that estimate. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying, instruments based on the underlying, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market. See “Estimated Value of the Securities” on page 4.

The securities have complex features and investing in the securities involves risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 10. All payments on the securities are subject to our credit risk.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement for principal at risk securities and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying product supplement, please note that all references in such supplement to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Commissions and offering price:	Price to public	Agent’s commissions(1)(2)	Proceeds to us(3)
Per security	$1,000	$25.75	$974.25
Total	$	$	$

(1)Wells Fargo Securities, LLC, an agent for this offering, will receive a commission of up to $25.75 for each security it sells. Dealers, including Wells Fargo Advisors (“WFA”), may receive a selling concession of up to $20.00 per security, and WFA may receive a distribution expense fee of $0.75 for each security sold by WFA. See “Supplemental information concerning plan of distribution; conflicts of interest.”

(2)In respect of certain securities sold in this offering, we may pay a fee of up to $2.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

(3)See “Use of Proceeds and Hedging” in the accompanying product supplement.

Product Supplement for Principal at Risk Securities dated November 16, 2023

Prospectus dated April 12, 2024

Morgan Stanley	Wells Fargo Securities

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due November 30, 2028

Terms
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	November 30, 2028†, subject to postponement if the calculation day is postponed
Underlying:	iShares® Bitcoin Trust ETF (the “underlying”)
Fund underlying asset:	Bitcoin (“underlying asset”)
Automatic call:

If, on the call date, the fund closing price of the underlying is greater than or equal to the starting price, the securities will be automatically called for the call payment on the call settlement date.

The securities will not be automatically called on the call settlement date if the fund closing price of the underlying is less than the starting price on the call date.

If the securities are automatically called, the positive return on the securities will be limited to the call premium, even if the fund closing price of the underlying on the call date significantly exceeds the starting price. If the securities are automatically called, you will not participate in any appreciation of the underlying.

Call payment:

The call payment will be an amount in cash per face amount of at least $1,315, which corresponds to a call premium of at least 31.50% of the face amount. The actual call payment and call premium will be determined on the pricing date.

No further payments will be made on the securities once they have been called.

Call date:	December 1, 2026†*
Call settlement date:	Three business days after the call date.*
Maturity payment amount:

If the securities are not automatically called prior to maturity, you will be entitled to receive on the maturity date a cash payment per security as follows:

￭if the ending price of the underlying is greater than the starting price:

$1,000 + ($1,000 × fund return × participation rate)

￭if the ending price of the underlying is equal to or less than the starting price but greater than or equal to the threshold price:

$1,000

￭if the ending price of the underlying is less than the threshold price:

$1,000 + ($1,000 × fund return)

Under these circumstances, you will lose more than 25%, and possibly all, of your investment.

Participation rate:	150%
Starting price:	$ , which is the fund closing price of the underlying on the pricing date
Ending price:	The fund closing price of the underlying on the calculation day
Threshold price:	$ , which is equal to 75% of the starting price
Calculation day:	November 27, 2028**†, subject to postponement for non-trading days and certain market disruption events.
Fund return:	(ending price – starting price) / (starting price)
Face amount:	$1,000 per security. References in this document to a “security” are to a security with a face amount of $1,000.
Pricing date:	November 25, 2025*†
Original issue date:	December 1, 2025*† (3 business days after the pricing date)
Adjustment factor:

1.0, subject to adjustment in the event of certain events affecting the underlying. See “General Terms of the Securities—Anti-dilution Adjustments Relating to a Fund; Alternate Calculation” in the accompanying product supplement.

CUSIP / ISIN:	61779TAC1 / US61779TAC18
Listing:	The securities will not be listed on any securities exchange.

November 2025 Page 2

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due November 30, 2028

Agents:

Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and Wells Fargo Securities, LLC (“WFS”). See “Additional Information About the Securities—Supplemental information regarding plan of distribution; conflicts of interest.”

†To the extent we make any change to the pricing date or original issue date, the call date, calculation day and maturity date may also be changed in our discretion to ensure that the term of the securities remains the same.

* Subject to postponement pursuant to “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day” in the accompanying product supplement for principal at risk securities.

November 2025 Page 3

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due November 30, 2028

Estimated Value of the Securities

The face amount of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000 per security. We estimate that the value of each security on the pricing date will be approximately $956.00, or within $45.00 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying, instruments based on the underlying, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the call payment amount and the threshold price, we use an internal funding rate which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 3 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

November 2025 Page 4

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due November 30, 2028

Investor Considerations

The Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due November 30, 2028 (the “securities”) may be appropriate for investors who:

￭believe that the fund closing price of the underlying will be greater than or equal to the starting price on the call date;

￭seek the potential for a fixed return if the underlying has appreciated at all as of the call date in lieu of 150% leveraged participation in any potential appreciation of the underlying;

￭if the securities are not automatically called prior to maturity, seek exposure to 150% of the positive performance of the underlying if the ending price of the underlying is greater than the starting price;

￭understand that if the fund closing price of the underlying is less than the starting price on the call date and the ending price of the underlying is less than the starting price on the calculation day, they will not receive any positive return on their investment in the securities, and that if the fund closing price of the underlying on the calculation day has declined by more than 25% from the starting price, they will lose more than 25%, and possibly all, of the face amount of their securities at maturity;

￭understand that the term of the securities may be as short as approximately one year, and that if the securities are automatically called, no further payments will be made on the securities once they have been called;

￭understand and are willing to accept the full downside risks of the underlying;

￭are willing to forgo interest payments on the securities and dividends on the underlying and the stocks composing the fund underlying index; and

￭are willing to hold the securities until maturity.

The securities are not designed for, and may not be an appropriate investment for, investors who:

￭seek a liquid investment or are unable or unwilling to hold the securities to maturity;

￭require full payment of the face amount of the securities at maturity;

￭believe that the fund closing price of the underlying will be less than the starting price on the call date or the calculation day;

￭seek a security with a fixed term;

￭are unwilling to accept the risk that, if the fund closing price of the underlying is less than the starting price on the call date or, if the securities are not automatically called prior to maturity, the calculation day, they will not receive any positive return on their investment in the securities;

￭are unwilling to accept the risk that, if the securities are not automatically called prior to maturity, the price of the underlying on the calculation day may decline by more than 25% from the starting price to the ending price, in which case they will lose more than 25%, and possibly all, of the face amount of their securities at maturity;

￭seek current income;

￭are unwilling to accept the risk of exposure to the underlying, including risks associated with bitcoin;

￭are unwilling to accept our credit risk; or

￭prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Risk Factors” herein and in the accompanying product supplement for risks related to an investment in the securities. For more information about the underlying, please see the section titled “iShares® Bitcoin Trust ETF Overview” below.

November 2025 Page 5

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due November 30, 2028

Determining Timing and Amount of Payment on the Securities

The timing and amount of the payment you will receive will be determined as follows:

November 2025 Page 6

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due November 30, 2028

Hypothetical Payout Profile

The hypothetical payout profile below illustrates the call payment or maturity payment amount on the securities, as applicable, for a range of hypothetical performances of the underlying from the starting price to the fund closing price on the call date or the calculation day, as applicable.

Call date
Hypothetical Maturity Payment Amount
Underlying
60%
40%
20%
0%
-20%
-40%
-60%
-80%
-100%
Security Return
Call Date (Call Premium: 31.50%)
-100%
-90%
-80%
-70%
-60%
-50%
-40%
-30%
-20%
-10%
0%
10%
20%
30%
40%
50%
60%
70%
-25%
Hypothetical Percentage Change in the Fund Closing Price of the Underlying on the Call Date or the Calculation Day

November 2025 Page 7

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due November 30, 2028

Scenario Analysis and Examples of Hypothetical Payments on the Securities

The following scenario analysis and examples are provided for illustrative purposes only and are hypothetical. Whether the securities are automatically called prior to maturity will be determined by reference to the fund closing price of the underlying on the call date, and the maturity payment amount will be determined by reference to the fund closing price of the underlying on the calculation day. The actual call payment, starting price and threshold price will be determined on the pricing date. Some numbers appearing in the examples below have been rounded for ease of analysis. All payments on the securities are subject to our credit risk. The below examples are based on the following terms*:

Investment term:	Approximately 3 years
Hypothetical call payment:

The hypothetical call payment will be an amount in cash per face amount (corresponding to a return of approximately 31.50% of the face amount), as follows:

●Call date: $1,315

No further payments will be made on the securities once they have been called.

Hypothetical starting price:	$100
Hypothetical threshold price:	$75, which is 75% of the hypothetical starting price
Participation rate:	150%

* The hypothetical starting price of 100 for the underlying has been chosen for illustrative purposes only and does not represent the actual starting price of the underlying. The actual starting price and threshold price will be determined on the pricing date and will be set forth under “Terms” above. For historical data regarding the actual fund closing prices of the underlying, see the historical information set forth herein.

Automatic Call:

Example 1 — The securities are automatically called following the call date.

Date	Fund Closing Price	Payment (per Security)
Call date	$125 (greater than or equal to the starting price)	$1,315

In this example, on the call date, the fund closing price of the underlying is greater than or equal to the starting price. Therefore, the securities are automatically called on the call settlement date. Investors will receive a payment of $1,315 per security on the call settlement date. No further payments will be made on the securities once they have been called, and investors do not participate in the appreciation in the underlying.

November 2025 Page 8

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due November 30, 2028

How to calculate the payment investors will receive at maturity:

In the following examples, the fund closing price of the underlying is less than the starting price on the call date, and, consequently, the securities are not automatically called prior to maturity.

	Fund Closing Price	Maturity Payment Amount (per Security)
Example 1	$110 (greater than the starting price)	$1,000 + ($1,000 × fund return × participation rate) = $1,000 + ($1,000 × 10% × 150%) = $1,150
Example 2	$95 (less than the starting price but greater than or equal to the threshold price)	$1,000
Example 3	$30 (less than the threshold price)	$1,000 + ($1,000 × fund return) = $1,000 + ($1,000 × -70%)= $300

In example 1, the ending price of the underlying is greater than the starting price. Therefore, investors receive at maturity the face amount plus a return reflecting 150% of the appreciation of the underlying. Investors receive $1,150 per security at maturity.

In example 2, the ending price is less than the starting price but greater than or equal to the threshold price. Therefore, investors receive a maturity payment amount equal to the face amount of $1,000 per security, representing a 0% return over the 3-year term of the securities.

In example 3, the ending price of the underlying is less than the threshold price. Therefore, investors are fully exposed to the negative performance of the underlying and will receive a maturity payment amount that is less than the face amount of the securities. The maturity payment amount is $300 per security, representing a loss of 70% on your investment over the 3-year term of the securities.

If the securities are not automatically called prior to maturity and the ending price of the underlying is less than the threshold price on the calculation day, you will be fully exposed to the decline in the fund closing price of the underlying. You may lose more than 25%, and possibly all, of your investment.

November 2025 Page 9

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due November 30, 2028

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for principal at risk securities and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not pay interest or guarantee the return of the face amount of your securities at maturity. The terms of the securities differ from those of ordinary debt securities in that they do not pay interest or guarantee the return of the face amount of your securities at maturity. If the securities have not been automatically called and if the ending price of the underlying is less than the threshold price, you will lose more than 25%, and possibly all, of your investment.

￭If the securities are automatically called prior to maturity, the appreciation potential of the securities is limited by the fixed call payment specified for the call date. If the fund closing price of the underlying is greater than or equal to the starting price on the call date, the securities will be automatically called. In this scenario, the appreciation potential of the securities is limited to the fixed call payment specified on the call date, and no further payments will be made on the securities once they have been called. In addition, if the securities are automatically called prior to maturity, you will not participate in any appreciation of the underlying, which could be significant. Moreover, the fixed call payment may be less than the maturity payment amount you would receive for the same level of appreciation of the underlying had the securities not been automatically called and instead remained outstanding until maturity.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the price of the underlying on any day, including in relation to the starting price and threshold price, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe trading price and volatility (frequency and magnitude of changes in value) of the underlying,

ogeopolitical conditions and economic, financial, political, regulatory, geographical, agricultural, meteorological or judicial events that affect the underlying or the markets generally and which may affect the price of the underlying, othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe occurrence of certain events affecting the underlying that may or may not require an adjustment to the adjustment factor, and oany actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the face amount of $1,000 per security if the price of the underlying at the time of sale is near or below the threshold price or if market interest rates rise.

You cannot predict the future performance of the underlying based on its historical performance. If the securities are not automatically called prior to maturity and the ending price of the underlying is less than the threshold price, you will be exposed to the decline in the fund closing price of the underlying. The underlying began trading on January 11, 2024 and therefore has limited historical performance. See “iShares® Bitcoin Trust ETF Overview” below.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities upon an automatic call or at maturity, and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated

November 2025 Page 10

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due November 30, 2028

obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Investing in the securities is not equivalent to investing in the underlying or its underlying asset. Investing in the securities is not equivalent to investing in the underlying or its underlying asset. Investors in the securities will not have voting rights or any other rights with respect to the underlying or the underlying asset. As a result, the return will not reflect the return investors would realize if they actually owned and held the underlying or the underlying asset for a period similar to the term of the investment, because the investors will not receive any dividend payments, distributions or any other payments made on such shares or asset, as applicable.

￭Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic call feature of the securities. If the securities are automatically called prior to maturity, you will receive no further payments on the securities and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be called at any point other than the specified call settlement date.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the face amount reduce the economic terms of the securities, cause the estimated value of the securities to be less than the face amount and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the face amount, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the face amount and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the face amount and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 3 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. and WFS may, but are not obligated to, make a market in the securities and, if either of them once chooses to make a market, may cease doing so at any time. When they do make a market, they will generally do so for transactions of routine secondary market size at prices based on their respective estimates of the current value of the securities, taking into account their respective bid/offer spreads, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that they will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. or WFS is willing to transact. If, at any time, MS & Co. and WFS were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

November 2025 Page 11

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due November 30, 2028

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the starting price, the threshold price, the ending price, whether the securities will be called on the call settlement date and will calculate the amount of cash you receive at maturity if the securities are not automatically called prior to maturity. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and calculation of the ending price in the event of a market disruption event or certain adjustments to the adjustment factor. These potentially subjective determinations may adversely affect the payout to you at maturity. For further information regarding these types of determinations, see “General Terms of the Securities—Market Disruption Events,” “—Anti-dilution Adjustments Relating to a Fund; Alternate Calculation,” “—Consequences of a Market Disruption Event; Postponement of a Calculation Day” and “Alternate Exchange Calculation in Case of an Event of Default” in the accompanying product supplement for principal at risk securities. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and possibly to other instruments linked to the underlying or its underlying asset), including trading in the underlying and in other instruments related to the underlying or the underlying asset. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the calculation day approaches. Some of our affiliates also trade the underlying or the underlying asset and other financial instruments related to the underlying or the underlying asset on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the starting price, and, therefore, could increase (i) the price at or above which the underlying must close on the call date so that the securities are automatically called for the call payment and (ii) the threshold price for the underlying, which is the price at or above which the underlying must close on the calculation day so that you do not suffer a loss on your initial investment in the securities. Additionally, such hedging or trading activities during the term of the securities could potentially affect the price of the underlying on the call date, and, accordingly, whether we call the securities prior to maturity and the amount of cash you will receive at maturity.

￭The maturity date may be postponed if the calculation day is postponed. If the scheduled calculation day is not a trading day or if a market disruption event occurs on that day so that the calculation day is postponed and falls less than three business days prior to the maturity date, the maturity date of the securities will be postponed to the third business day following that calculation day as postponed.

￭Potentially inconsistent research, opinions or recommendations by Morgan Stanley, MSFL, WFS or our or their respective affiliates. Morgan Stanley, MSFL, WFS and our or their respective affiliates may publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by Morgan Stanley, MSFL, WFS or our or their respective affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the underlying to which the securities are linked.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. Please read the discussion under “Additional Information About the Securities—Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for principal at risk securities (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities. As discussed in the Tax Disclosure Sections, there is a risk that the “constructive ownership” rule could apply, in which case all or a portion of any long-term capital gain recognized by a U.S. Holder could be recharacterized as ordinary income and an interest charge could be imposed. In addition, there is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the tax treatment of a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities, including the timing and character of income recognized by U.S. Holders and the withholding tax consequences to Non-U.S. Holders, might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

November 2025 Page 12

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due November 30, 2028

Risks Relating to the Underlying

￭The securities are subject to risks associated with bitcoin and digital assets. The investment objective of the iShares® Bitcoin Trust ETF is to reflect generally the performance of the price of bitcoin, less the iShares® Bitcoin Trust ETF’s expenses. Bitcoin is a digital asset, and use of bitcoin in the retail and commercial marketplace is relatively limited. Bitcoin generally operates without central authority or banks and is not backed by any government or organized governing body. Digital assets such as bitcoin represent new, novel and rapidly evolving products, and their value is influenced by a wide variety of factors that are uncertain and difficult to evaluate. The trading prices of many digital assets, including bitcoin, have experienced extreme volatility in recent periods and may continue to do so. Digital asset markets in the United States exist in a state of regulatory uncertainty and the exchanges on which bitcoin trades globally, including in the United States, are relatively new and, in most cases, largely unregulated. Legislative or regulatory developments could significantly affect the value of bitcoin, as could competition from other digital assets. Political or economic crises may motivate large-scale sales of bitcoin, resulting in a reduction in the price of bitcoin. The value of bitcoin could be adversely affected by the actions of bitcoin miners and changes in the block rewards and transaction fees miners earn. Bitcoin is susceptible to theft, loss and fraud. The Bitcoin Network, bitcoin custodians and trading platforms are subject to risks relating to operational problems, technical glitches, internet disruptions, shutdowns, hackers and malware, all of which may also affect the price of bitcoin. Over the past several years, some digital asset platforms have been closed, been subject to criminal and civil litigation and have entered into bankruptcy proceedings due to fraud and manipulative activity, business failure and/or security breaches. Negative perception, a lack of stability and standardized regulation in the digital asset markets and/or the closure or temporary shutdown of digital asset trading platforms due to fraud, business failure, security breaches or government mandated regulation, and associated losses by customers, may reduce confidence in digital asset networks and result in greater volatility in the prices of digital assets, including bitcoin. These and other factors could have an adverse effect on the price of bitcoin and, therefore, the value of the securities.

￭Investments linked to bitcoin are subject to specific risks relating to security threats. Security breaches, computer malware and computer hacking attacks have been a prevalent concern in relation to digital assets, including bitcoin. The sponsor of the underlying has stated that it believes that the bitcoins held in the underlying’s account at its bitcoin custodian or trading balance held with its prime execution agent will be an appealing target to hackers or malware distributors seeking to steal the underlying’s bitcoins and will only become more appealing as the amount or value of the underlying’s assets grow. To the extent that the underlying is unable to identify and mitigate or stop new security threats or otherwise adapt to technological changes in the digital asset industry, the underlying’s bitcoins may be subject to theft, loss or other attack.

￭Investments linked to bitcoin are subject to specific risks relating to fraud and manipulation. Many digital asset platforms, both in the United States and abroad, are unlicensed, not subject to, or not in compliance with, regulation in relevant jurisdictions, or operate without extensive supervision by governmental authorities, and therefore may be more susceptible to fraudulent or manipulative acts and practices. In particular, those located outside the United States may be subject to significantly less stringent regulatory and compliance requirements in their local jurisdictions and may take the position that they are not subject to laws and regulations that would apply to a regulated financial market in the United States, or may, as a practical matter, be beyond the ambit of U.S. regulators. Furthermore, many bitcoin trading venues lack certain safeguards put in place by exchanges for more traditional assets to enhance the stability of trading on the exchanges, such as circuit breakers. Tools to detect and deter fraudulent or manipulative trading activities such as market manipulation, front-running of trades, and wash-trading may not be available to or employed by digital asset platforms, or may not exist at all. Sources of fraud and manipulation in the bitcoin market generally include, among others (1) wash trading; (2) persons with a dominant position in bitcoin manipulating bitcoin pricing; (3) hacking of the bitcoin network and trading platforms; (4) malicious control of the bitcoin network; (5) trading based on material, non-public information (for example, plans of market participants to significantly increase or decrease their holdings in bitcoin, new sources of demand for bitcoin) or based on the dissemination of false and misleading information; (6) manipulative activity involving purported “stablecoins,” and (7) fraud and manipulation at bitcoin trading platforms. The effect of potential market manipulation, front-running, wash-trading, and other fraudulent or manipulative trading practices may inflate the volumes actually present in crypto market and/or cause distortions in price, which could adversely impact the underlying’s creation and redemption arbitrage mechanism and affect the value of the underlying and, consequently, the securities.

￭The underlying has very limited historical performance. The underlying began trading on January 11, 2024 and therefore has very limited historical performance. Past performance should not be considered indicative of future performance.

￭The performance and market price of the underlying, particularly during periods of market volatility, may not correlate with the performance of its underlying asset or the net asset value per share of the underlying. The underlying does not fully replicate the performance of its underlying asset due to the fees and expenses charged by such underlying or by restrictions on access to its underlying asset due to other circumstances. The underlying does not generate any income, and as the underlying regularly sells its underlying asset to pay for ongoing expenses, the amount of the underlying asset represented by

November 2025 Page 13

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due November 30, 2028

each share of such underlying gradually declines over time. The underlying sells its underlying asset to pay expenses on an ongoing basis irrespective of whether the trading price of shares of such underlying rises or falls in response to changes in the price of its underlying asset. The sale by the underlying of underlying asset to pay expenses at a time of relatively low prices for such underlying asset could adversely affect the value of the securities. Additionally, there is a risk that part or all of the holdings of the underlying in its underlying asset could be lost, damaged or stolen due to war, terrorism, theft, natural disaster or otherwise. Finally, because the shares of the underlying are traded on an exchange and are subject to market supply and investor demand, the market price of one share of the underlying may differ from the net asset value per share of the underlying.

In particular, during periods of market volatility or unusual trading activity, trading in the underlying’s underlying asset may be disrupted or limited, or such underlying asset may be unavailable in the secondary market. Under these circumstances, the liquidity of the underlying may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of the underlying, and their ability to create and redeem shares of the underlying may be disrupted. Under these circumstances, the market price of the underlying may vary substantially from the net asset value per share of the underlying or the performance of its underlying asset.

For all of the foregoing reasons, the performance of the underlying may not correlate with the performance of its underlying asset or the net asset value per share of the underlying. Any of these events could materially and adversely affect the price of the underlying and, therefore, the value of the securities. Additionally, if market volatility or these events were to occur on the calculation day, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination may affect the payment at maturity of the securities. If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based on the published closing price per share of the underlying on the calculation day, even if the underlying is underperforming its underlying asset and/or trading below the net asset value per share of the underlying.

￭The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the shares of the underlying. MS & Co., as calculation agent, will adjust the adjustment factor for certain events affecting the underlying. However, the calculation agent will not make an adjustment for every event that could affect the underlying. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the market price of the securities may be materially and adversely affected. The determination by the calculation agent to adjust, or not to adjust, the adjustment factor may materially and adversely affect the value of the securities.

￭Historical prices of the underlying should not be taken as an indication of the future performance of the underlying during the term of the securities. No assurance can be given as to the price of the underlying at any time, including on the calculation day, because historical prices of the underlying do not provide an indication of future performance of the underlying.

November 2025 Page 14

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due November 30, 2028

iShares® Bitcoin Trust ETF Overview

The iShares® Bitcoin Trust ETF (“the Trust”) is a Delaware statutory trust sponsored by iShares® Delaware Trust Sponsor LLC that seeks to reflect generally the performance of the price of bitcoin, which is its underlying asset, less the Trust’s expenses and liabilities. The assets of the Trust consist primarily of bitcoin held by a custodian on behalf of the Trust. Information provided to or filed with the Securities and Exchange Commission by the Trust pursuant to the Securities Act of 1933 can be located by reference to Securities and Exchange Commission file number 001- 41914 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the underlying may be obtained from other publicly available sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

We have derived all information regarding the Trust, including its composition and method of calculation, from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by the sponsor of the Trust, iShares® Delaware Trust Sponsor LLC, an indirect subsidiary of BlackRock, Inc. BlackRock Fund Advisors is the trustee of the Trust; Coinbase Custody Trust Company, LLC is the custodian for the Trust’s bitcoin holdings; Anchorage Digital Bank N.A. is an available alternative custodian for the Trust’s bitcoin holdings; Coinbase, Inc., an affiliate of Coinbase Custody Trust Company, LLC, is the prime exchange agent; the Bank of New York Mellon is the custodian for the Trust’s cash holdings and the administrator of the trust; and Wilmington Trust Company, a Delaware trust company, serves as the trustee of the Trust.

The Trust issues (in blocks of 40,000 shares, each of which is referred to as a “basket”) shares representing fractional undivided beneficial interests in its net assets. The assets of the Trust consist primarily of bitcoin held by a custodian on behalf of the Trust. The shares of the Trust are intended to constitute a simple and cost-effective means of making an investment similar to an investment in bitcoin rather than by acquiring, holding and trading bitcoin directly on a peer-to-peer or other basis or via a digital asset platform. The trustee of the Trust sells bitcoin held by the Trust to pay the Trust’s expenses on an as-needed basis irrespective of then-current bitcoin prices.

The Trust is not actively managed and will not take any actions to take advantage, or mitigate the impacts, of volatility in the price of bitcoin. The Trust pays the sponsor’s fee, which accrues daily at an annualized rate equal to 0.25% of the net asset value of the Trust, at least quarterly in arrears. The trustee of the Trust will, when directed by the sponsor of the Trust, and, in the absence of such direction, may in its discretion, sell bitcoin in such quantity and at such times as may be necessary to permit payment of the Trust sponsor’s fee and Trust expenses or liabilities not assumed by the sponsor. As a result of the recurring sales of bitcoin necessary to pay the Trust sponsor’s fee and Trust expenses or liabilities not assumed by the Trust sponsor, the net asset value of the Trust will decrease over the life of the trust. New purchases of bitcoin utilizing cash proceeds from new shares issued by the Trust do not reverse this trend. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlying is accurate or complete.

The following graph sets forth the daily fund closing prices of the underlying for the period from January 11, 2024 through October 27, 2025. The fund closing price of the underlying on October 27, 2025 was $65.28. The underlying began trading on January 11, 2024 and therefore has limited historical performance. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The underlying has at times experienced periods of high volatility. You should not take the historical prices of the underlying as an indication of its future performance, and no assurance can be given as to the fund closing price of the underlying at any time, including on the call date or the calculation day.

iShares® Bitcoin Trust ETF Daily Closing Prices January 11, 2024* to October 27, 2025

*The underlying began trading on January 11, 2024 and therefore has limited historical performance.

November 2025 Page 15

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due November 30, 2028

This document relates only to the securities offered hereby and does not relate to the underlying. We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the underlying (and therefore the price of the underlying at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the underlying.

We and/or our affiliates may presently or from time to time engage in business with the Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the underlying. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a prospective purchaser of the securities, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the underlying.

Bitcoin. Bitcoin is a digital asset, the ownership and behavior of which are determined by participants in an online, peer-to-peer network that connects computers that run publicly accessible, or “open source,” software that follows the rules and procedures governing the Bitcoin Network, commonly referred to as the Bitcoin Protocol. The value of bitcoin, like the value of other digital assets, is not backed by any government, corporation or other identified body. Ownership and the ability to transfer or take other actions with respect to bitcoin are protected through public-key cryptography. The supply of bitcoin is constrained or formulated by its protocol instead of being explicitly delegated to an identified body (e.g., a central bank) to control. Units of bitcoin, called tokens, are treated as fungible. Bitcoin and certain other types of digital assets are often referred to as digital currencies or cryptocurrencies. No single entity owns or operates the Bitcoin Network, the infrastructure of which is collectively maintained by (1) a decentralized group of participants who run computer software that results in the recording and validation of transactions (commonly referred to as “miners”), (2) developers who propose improvements to the Bitcoin Protocol and the software that enforces the protocol and (3) users who choose what bitcoin software to run.

Bitcoin was released in 2009 and, as a result, there is little data on its long-term investment potential. Bitcoin is not backed by a government-issued legal tender or any other currency or asset. Bitcoin is “stored” or reflected on a digital transaction ledger commonly known as a “blockchain.” A blockchain is a type of shared and continually reconciled database, stored in a decentralized manner on the computers of certain users of the digital asset. Bitcoin is created by “mining.” Mining involves miners using a sophisticated computer program to repeatedly solve very complex mathematical problems on specialized computer hardware. Miners can range from bitcoin enthusiasts to professional mining operations that design and build dedicated machines and data centers.

November 2025 Page 16

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due November 30, 2028

Additional Information About the Securities

Minimum ticketing size

$1,000 / 1 security

Tax considerations

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, it is reasonable to treat a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. However, because our counsel’s opinion is based in part on market conditions as of the date of this document, it is subject to confirmation on the pricing date.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for principal at risk securities, the following U.S. federal income tax consequences should result based on current law:

￭A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange.

￭Upon sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities. Subject to the discussion below concerning the potential application of the “constructive ownership” rule, such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year, and short-term capital gain or loss otherwise.

Because the securities are linked to shares of exchange-traded funds, although the matter is not clear, there is a risk that an investment in the securities will be treated as a “constructive ownership transaction” under Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”). If this treatment applies, all or a portion of any long-term capital gain of the U.S. Holder in respect of the securities could be recharacterized as ordinary income (in which case an interest charge will be imposed). Due to the lack of governing authority, our counsel is unable to opine as to whether or how Section 1260 of the Code applies to the securities. U.S. investors should read the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Possible Application of Section 1260 of the Code” in the accompanying product supplement for principal at risk securities for additional information and consult their tax advisers regarding the potential application of the “constructive ownership” rule.

We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

As discussed in the accompanying product supplement for principal at risk securities, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the securities and current market conditions, we expect that the securities will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the final pricing supplement. Assuming that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

November 2025 Page 17

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due November 30, 2028

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for principal at risk securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the potential application of the constructive ownership rule, and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for principal at risk securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Additional considerations

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest

MS & Co. and WFS will act as the agents for this offering. WFS will receive a commission of up to $25.75 for each security it sells. WFS proposes to offer the securities in part directly to the public at the price to public set forth on the cover page of this document and in part to Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), an affiliate of WFS, or other securities dealers at such price less a selling concession of up to $20.00 per security. In addition to the selling concession allowed to WFA, WFS may pay $0.75 per security of the commission to WFA as a distribution expense fee for each security sold by WFA.

In addition, in respect of certain securities sold in this offering, we may pay a fee of up to $2.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement for principal at risk securities for information about the distribution arrangements for the securities. References therein to “agent” refer to each of MS & Co. and WFS, as agents for this offering, except that references to “agent” in the context of offers to certain Morgan Stanley dealers and compliance with FINRA Rule 5121 do not apply to WFS. MS & Co., WFS or their affiliates may enter into hedging transactions with us in connection with this offering.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities, including the participation rate, such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Estimated Value of the Securities” beginning on page 4.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution; Conflicts of Interest” and “Use of Proceeds and Hedging” in the accompanying product supplement.

Where you can find more information

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for principal at risk securities) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for principal at risk securities and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. When you read the accompanying product supplement, please note that all references in such supplement to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the product supplement for principal at risk securities and prospectus if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

November 2025 Page 18

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the iShares® Bitcoin Trust ETF due November 30, 2028

Product Supplement for Principal at Risk Securities dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this document are defined in the product supplement for principal at risk securities or in the prospectus.

November 2025 Page 19